UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2011

Quanex Building Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   713-961-4600

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 13, 2011, Quanex Building Products Corporation (the "Company") issued a press release (the "Earnings Press Release") reporting its earnings results for the second quarter of fiscal year 2011. The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The Company reported a diluted loss from continuing operations of $0.04 per share in the quarter that included the following special items: LIFO expense of $0.03; Edgetech transaction costs of $0.03; and ERP program costs of $0.01. Diluted earnings from continuing operations were $0.12 per share a year ago which included a bargained purchase gain of $0.03 per diluted share and a LIFO expense of $0.02. Second quarter earnings from continuing operations were down from a year ago primarily due to weaker results at the Engineered Products group, which had both lower sales and higher organic growth initiative expenses that will drive programs to enhance the group's long term sales.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1     Press Release dated June 13, 2011 announcing the Company's second quarter 2011 earnings results

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Building Products Corporation (Registrant)
June 13, 2011 (Date)	/s/ BRENT L. KORB Brent L. Korb Senior Vice President - Finance and Chief Financial Officer (Principal Financial Officer)